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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement Nos. 333-10559 on Form S-8 and 33-56555 and 333-31591 on Form S-3 of Burnham Pacific Properties, Inc. of our report dated October 10, 1997 on the Powell Portfolio Historical Statements of Revenues and Direct Operating Expenses for the years ended December 31, 1996, 1995 and 1994; our report dated December 11, 1997 on the Mountaingate Plaza Historical Statements of Revenues and Direct Operating Expenses for the years ended December 31, 1996, 1995 and 1994; our report dated December 12, 1997 on the Simi Valley Plaza Historical Statement of Revenues and Direct Operating Expenses for the year ended December 31, 1996; and our report dated December 12, 1997 on the Meridian Village Shopping Center Historical Statement of Revenues and Direct Operating Expenses for the year ended December 31, 1996, included in this Form 8-K of Burnham Pacific Properties, Inc.

/s/ Deloitte & Touche LLP

San Diego, California
December 15, 1997